UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

Famous Dave’s of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2015, Edward H. Rensi stepped down from his role as Chief Executive Officer Famous Dave’s of America, Inc. (the “Company”). Mr. Rensi joined the Company’s Board of Directors in January 2014, and agreed to assume the role of Chief Executive Officer in February 2014 following the resignation of his predecessor. Mr. Rensi will continue to serve on the Company’s Board of Directors and lead the Board’s efforts in overseeing the Company’s international expansion efforts.

Also on June 18, 2015, Adam J. Wright, a member of the Company’s Board of Directors, was appointed to serve as interim Chief Executive Officer while the Board conducts a search for a permanent Chief Executive Officer. While he serves as interim Chief Executive Officer, Mr. Wright will receive a base salary of $25,000 per month in accordance with the Company’s standard payroll practices.

Mr. Wright, age 36, has been a director of the Company since November 27, 2013. Mr. Wright is a founding Principal and the Managing Partner of Blue Clay Capital Management, LLC. From September 2007 to December 2011, he served as a Senior Fundamental Analyst with Whitebox Advisors, LLC. Prior to joining Whitebox, Mr. Wright worked for UnitedHealth Group in corporate development and Goldman, Sachs & Co. in the investment banking division. Mr. Wright has a B.A. in Economics from Dartmouth College and an MBA from the Stanford Graduate School of Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: June 23, 2015	By:	/s/ Richard A. Pawlowski
Name: Richard A. Pawlowski
Title: Chief Financial Officer